EXHIBIT 23.1

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report, dated June 30, 1999, included in this Form 11-K, into the Company's previously filed Form S-8 Registration Statements (File No. 333-40865, 333-15843 and 333-02484) and the Company's previously filed Form S-3 Registration Statement (File No. 333-17901).


ARTHUR ANDERSEN LLP

Houston, Texas
July 12, 1999